                            UCFC Acceptance Corporation      EXHIBIT 20.2
                     Home Equity Loan Pass-Through Certificates
                              Series 1997-A1 and 1997-A2
                                  Reserve Fund Trust
                           Statement To Certificateholders

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
                                   DISTRIBUTIONS IN DOLLARS

                      PRIOR                                                          CURRENT
          ORIGINAL    PRINCIPAL                                  REALIZED  DEFERRED  PRINCIPAL
CLASS     FACE VALUE  BALANCE   INTEREST   PRINCIPAL  TOTAL      LOSSES    INTEREST  BALANCE
-----     ----------  --------- --------   ---------  ---------  --------  --------  ---------
A TRUST   0.00        0.00      0.00       0.00       0.00       0.00        0.00    0.00
B TRUST   0.00        0.00      0.00       0.00       0.00       0.00        0.00    0.00

----------------------------------------------------------------------------------------------
TOTALS    0.00        0.00      0.00       0.00       0.00       0.00        0.00    0.00
==============================================================================================

-----------------------------------------------------------------------------------------
FACTOR INFORMATION PER $1000 OF ORIGINAL FACE

                                                                          PASS-THROUGH
                    PRIOR                                    CURRENT         RATES
                    PRINCIPAL                                PRINCIPAL ------------------
CLASS     CUSIP     BALANCE   INTEREST  PRINCIPAL  TOTAL     BALANCE   CURRENT   NEXT
-----     -----     -------   --------  ---------  ------    --------- -------   --------
A TRUST             0.000000  0.000000  0.000000   0.000000  0.000000     N/A        N/A
B TRUST             0.000000  0.000000  0.000000   0.000000  0.000000     N/A        N/A
------------------------------------------------------------------------------------------

SELLER:             UCFC Acceptance Corporation         ADMINISTRATOR:
SERVICER:           United Companies Lending               Bankers Trust Company
                       Corporation                         3 Park Plaza
LEAD UNDERWRITER:   Prudential Securities Incorporated     Irvine, CA 92714
RECORD DATE:        May 30, 1997                        FACTOR INFORMATION:
DISTRIBUTION DATE:  June 16, 1997                          (800) 735-7777

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                                       (c) COPYRIGHT 1997 Bankers Trust Company